Exhibit 10.4

AMENDING AGREEMENT TO THE
RESTRICTED SHARE UNIT GRANT AGREEMENT

This Amending Agreement is made as of the 30th day of October, 2012 between Open Text Corporation (the “Corporation”) and Mark J. Barrenechea (the “Executive”).
Whereas the Corporation and the Executive entered into an employment agreement dated as of January 2, 2012 (the “Original Employment Agreement”);
Whereas the Corporation granted to the Executive 33, 333 Restricted Share Units (the “RSU Grant”) pursuant to the Original Employment Agreement and detailed more fully in the Restricted Share Unit Grant Agreement dated as of February 3, 2012 (the “Original RSU Agreement”);
Whereas the Corporation and the Executive have entered into a new employment agreement, entered into contemporaneously with this Amending Agreement and dated as of the date set forth above (the “New Employment Agreement”); and
Whereas the Corporation and the Executive desire to amend the Original RSU Agreement such that the terms and conditions of the RSU Grant are consistent with the terms and conditions of the Executive's employment with the Corporation, as set forth in the New Employment Agreement.
Now, therefore, the parties hereto covenant and agree with each other as follows:

1.
Sections 7, 8, 9, 10 and 11 of the Original RSU Agreement are deleted in their entirety and the following shall be inserted in lieu thereof and the remaining Sections of the Original RSU Agreement shall be re-numbered accordingly:

“In the event the Executive's employment with the Corporation is terminated, whether by death, Disability, voluntary termination, Cause, Good Reason or otherwise, the vesting, ability to exercise, termination and acceleration of vesting (if any) of the RSUs, in each case, shall be governed by the terms and conditions set forth in the New Employment Agreement.”

2.
All definitions set forth in Schedule “A” and used in Sections 7, 8, 9, 10 or 11 of the Original RSU Agreement are deleted in their entirety. To the extent any such definition is necessary, the definitions set forth in the New Employment Agreement shall prevail and control.

3.	Schedule “B” of the Original RSU Agreement is deleted in its entirety.

4.
In the event of any uncertainty or inconsistency in the terms and conditions of the RSU Grant, the provisions of the New Employment Agreement, as amended or modified from time to time, shall prevail and control.

5.	Except as specifically set forth herein, the Original RSU Agreement shall remain in full force and effect.

6.	All capitalized terms used herein but not defined shall have the meanings assigned to them in the Original RSU Agreement or the New Employment Agreement.

In witness whereof the parties hereto have executed this Amending Agreement on the date first written above.

OPEN TEXT CORPORATION	MARK BARRENECHEA
/s/ Gordon A. Davies	/s/ Mark Barrenechea
Name: Gordon A. Davies	Mark Barrenechea
Title: Chief Legal Officer and Corporate Secretary